UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): May 30, 2014

TIME INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-36218	13-3486363
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1271 Avenue of the Americas

New York, New York 10020

(Address of Principal Executive Offices) (Zip Code)

212-522-1212

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement

On June 4, 2014, in connection with the previously announced spin-off (the “Spin-off”) of Time Inc. (the “Company”) from Time Warner Inc. (“Time Warner”), the Company entered into several agreements with Time Warner that set forth the principal actions taken or to be taken in connection with the Spin-off and that govern the relationship of the parties following the Spin-off, including the following:

•	a Separation and Distribution Agreement;

•	a Transition Services Agreement;

•	a Tax Matters Agreement; and

•	an Employee Matters Agreement.

A summary of the material terms and conditions of the agreements can be found in the section titled “Certain Relationships and Related Party Transactions” of the Information Statement filed as Exhibit 99.1 to Amendment No. 4 to the Company’s Registration Statement on Form 10, filed with the Securities and Exchange Commission on May 8, 2014, which is incorporated herein by reference. The descriptions of the Separation and Distribution Agreement, Transition Services Agreement, Tax Matters Agreement and Employee Matters Agreement are qualified in their entirety by reference to the full text of the Separation and Distribution Agreement, Transition Services Agreement, Tax Matters Agreement and Employee Matters Agreement, which are attached as Exhibits 2.1, 10.1, 10.2 and 10.3, respectively, to this Current Report on Form 8-K and incorporated herein by reference.

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Adoption of Certain Compensation and Benefit Plans

On May 30, 2014, the board of directors of the Company (the “Board”) approved the compensation arrangements for non-employee directors of the Company for 2014 and 2015 (the “Compensation Package”).

On June 5, 2014, the Board adopted the Time Inc. 2014 Omnibus Incentive Compensation Plan (the “2014 Plan”), contingent upon the approval of such plan by Time Warner, the Company’s sole stockholder. On June 5, 2014, Time Warner approved the adoption of the 2014 Plan. The 2014 Plan will become effective on the date the Company’s shares are distributed in the Spin-off. In addition, on May 30, 2014, the Board adopted the Time Inc. Excess Benefit Pension Plan (the “Excess Benefit Plan”).

The Compensation Package

The Compensation Package provides that each non-employee director will receive an annual cash retainer of $100,000 (the “Cash Retainer”), plus an additional annual cash retainer of $15,000 for each non-employee director who serves as the chairman of a committee of the Board or as lead independent director (the “Additional Cash Retainer”). Cash Retainers and Additional Cash Retainers are paid in advance and are non-refundable for partial years of service. The Cash Retainers and Additional Cash Retainers for 2014 will be paid shortly after the completion of the Spin-off.

The Compensation Package also provides that each non-employee director will receive an annual restricted stock unit award (“RSU”) with a value equal to $100,000 on the date of the grant (based on the closing sale price of the Company’s common stock closing price on the date of grant). The RSUs will have a one-year vesting period. The RSUs for 2014 will be granted shortly after the completion of the Spin-off, and the RSUs for 2015 will be granted on the date of the Time Inc. Board meeting following Time Inc.’s 2015 annual stockholders meeting.

The 2014 Plan

The 2014 Plan is designed to encourage and enable the officers, employees, non-employee directors and other key service providers (including consultants) of the Company and its affiliates upon whose judgment, initiative and efforts the Company largely depends for the successful conduct of its business to acquire a proprietary interest in the Company or other incentive awards related to the Company. Any of the officers, employees, non-employee directors and other key service providers (including consultants) of the

Company and its affiliates is eligible to be granted one or more of the following types of awards under the 2014 Plan: (i) incentive stock options, (ii) non-qualified stock options, (iii) restricted stock awards, (iv) stock appreciation rights, (v) RSUs, (vi) cash-based awards, (vii) performance-based awards, (viii) dividend equivalent rights and (ix) other stock-based awards, including, without limitation, performance stock units and deferred stock units. The 2014 Plan includes the authority to grant awards that are intended to qualify as “qualified performance-based compensation” under Section 162(m) of the Internal Revenue Code of 1986, as amended. Unless the 2014 Plan is sooner terminated by the Board, no awards may be granted under the 2014 Plan after the fifth anniversary of the date of the Spin-off.

The 2014 Plan provides that, subject to certain adjustments for certain corporate events, the maximum number of shares of common stock, par value $0.01 per share (the “Shares”), that may be issued thereunder is equal to 12,500,000, of which no more than 10,500,000 Shares may be issued pursuant to awards that are not stock options, stock appreciation rights or other stock based awards the value of which is determined by reference to, or is otherwise based on, the appreciation in the fair market value of a Share, and no more than 1,000,000 Shares may be issued pursuant to incentive stock options.

The foregoing description of the terms of the 2014 Plan is qualified in its entirety by reference to the full text of the 2014 Plan, which is attached as Exhibit 10.4 to this Current Report on Form 8-K and incorporated herein by reference.

The Excess Benefit Plan

As described above, on May 30, 2014, the Board adopted the Excess Benefit Plan. The Excess Benefit Plan is a continuation of the Time Warner Excess Benefit Pension Plan, which provides for payments of additional pension benefits to eligible employees in excess of the federal limitations on the amount of compensation eligible for the calculation of benefits and the amount of benefits derived from employer contributions that may be paid to participants under the Time Warner Pension Plan. Pursuant to the Excess Benefit Plan, the Company will remain responsible, following the Spin-off, for the accrued benefits of any employee who was actively employed by the Company on or after January 1, 2014 or who was receiving salary continuation or separation pay benefits from the Company on or after December 31, 2013, and Time Warner will remain responsible for any obligations to the Company’s other former employees who participate in the Time Warner Excess Benefit Pension Plan.

The description of the Excess Benefit Plan is qualified in its entirety by reference to the complete terms and conditions of the Excess Benefit Plan, which is attached as Exhibit 10.5 to this Current Report on Form 8-K and incorporated herein by reference.

Item 8.01.	Other Events

As previously announced, Time Warner is completing a series of internal transactions in connection with the Spin-off (the “Internal Reorganization”), including transactions that have resulted in the Company holding the businesses constituting Time Warner’s current “Time Inc.” reporting segment consisting principally of a magazine publishing business and related websites and operations.

On May 30, 2014, in connection with the Internal Reorganization, the Board declared a special pro rata cash dividend in the aggregate amount of $589,858,212.54 to be paid on June 2, 2014 to Time Warner, the sole stockholder of record of the Company at the close of business on June 1, 2014. After giving effect to the special dividend and other transactions being undertaken pursuant to the Separation and Distribution Agreement, the Company expects to have cash and equivalents of approximately $136 million immediately following the completion of the Spin-off.

On May 30, 2014, the Board also declared a pro rata dividend of 108,935,694 shares of the Company’s common stock to be paid on June 3, 2014 to Time Warner, the sole stockholder of record of the Company at the close of business on June 2, 2014. These shares, along with the 100 shares that Time Warner already holds, will be distributed by Time Warner in the Spin-off.

Item 9.01.	Financial Statements and Exhibits

Exhibit	Description

2.1	Separation and Distribution Agreement, dated June 4, 2014, between Time Warner Inc. and Time Inc.*

10.1	Transition Services Agreement, dated June 4, 2014, between Time Warner Inc. and Time Inc.*

10.2	Tax Matters Agreement, dated June 4, 2014, between Time Warner Inc. and Time Inc.*

10.3	Employee Matters Agreement, dated June 4, 2014, between Time Warner Inc. and Time Inc.*

10.4	Time Inc. 2014 Omnibus Incentive Compensation Plan.

10.5	Time Inc. Excess Benefit Pension Plan.*

*	Time Inc. hereby undertakes to furnish supplementally a copy of any omitted schedule, appendix or exhibit to such agreement to the U.S. Securities and Exchange Commission upon request.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TIME INC.

By:	/s/ Jeffrey J. Bairstow
	Name:	Jeffrey J. Bairstow
	Title:	Executive Vice President and Chief Financial Officer

Date: June 5, 2014

EXHIBIT INDEX

Exhibit	Description

2.1	Separation and Distribution Agreement, dated June 4, 2014, between Time Warner Inc. and Time Inc.*

10.1	Transition Services Agreement, dated June 4, 2014, between Time Warner Inc. and Time Inc.*

10.2	Tax Matters Agreement, dated June 4, 2014, between Time Warner Inc. and Time Inc.*

10.3	Employee Matters Agreement, dated June 4, 2014, between Time Warner Inc. and Time Inc.*

10.4	Time Inc. 2014 Omnibus Incentive Compensation Plan.

10.5	Time Inc. Excess Benefit Pension Plan.*

*	Time Inc. hereby undertakes to furnish supplementally a copy of any omitted schedule, appendix or exhibit to such agreement to the U.S. Securities and Exchange Commission upon request.